Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,472,190
Unrealized Gain (Loss) on Market Value of Commodity Futures	6,286,790
Dividend Income	41,538
Interest Income	4,924
ETF Transaction Fees	4,200
Total Income (Loss)	$9,809,642

Expenses
General Partner Management Fees	$186,464
Professional Fees	33,689
Brokerage Commissions	17,254
Directors' Fees and insurance	6,696
SEC & FINRA Registration Expense	21,300
Total Expenses	$265,403
Net Income (Loss)	$9,544,239

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/22	$278,962,144
Additions (2,700,000 Shares)	81,282,695
Withdrawals (850,000 Shares)	(26,015,742)
Net Income (Loss)	9,544,239

Net Asset Value End of Month	$343,773,336
Net Asset Value Per Share (11,200,000 Shares)	$30.69

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596